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                                                                   EXHIBIT 10.17



                                                            Phone  408. 543.4400
KINTANA   Logo                                              Fax    408. 752.8460
                                                         1314 Chesapeake Terrace
                                                            Sunnyvale, CA  94089

                                                                 www.kintana.com


                              September 29, 2000

Mr. Mike Hallett

     Re:  Offer of Employment by Kintana, Inc.
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Dear Mike:

     We are very pleased to confirm our offer of employment with Kintana (the "Company") in the position of Senior Vice President of Sales reporting to Bryan Plug, Chief Executive Officer. The terms of our offer and the benefits provided by the Company are as follows:

     1.   Salary and Bonus.  Your starting base salary will be two hundred
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thousand dollars ($200,000) per annum and will be subject to annual review.  You will also be eligible to earn annual performance based bonuses. These bonuses may be comprised of stock option and cash portions Performance bonuses are variable with the amount of actual bonus paid dependent upon the achievement of specific objectives. The cash bonus portion will be two hundred thousand dollars ($200,000) per annum for performance at plan.

     2.   Benefits.  In addition, you will be eligible to participate in regular
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health insurance, and other employee benefit plans, as appropriate to your residence and/or place of employment, as established by the Company for its employees from time to time. A brief summary of these benefits is attached to this letter as Appendix A.

The Company reserves the right to change or otherwise modify, in its sole discretion, the preceding terms of employment, as well as any of the terms set forth herein at any time in the future.

     3.   Work Authorization Sponsorship.  Kintana will pay for all appropriate
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and necessary legal expenses related to sponsoring you for the H1B visa (or other visas as necessary) and permanent residency status ("Green Card") with the INS. You will be required to repay any legal expenses incurred by Kintana on your behalf if you choose not to join Kintana after the application processes have begun.

     4.   Confidentiality.  As an employee of the Company, you will have access
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to certain confidential information of the Company and you may, during the course of your employment, develop certain information or inventions that will be the property of the Company. To protect the interests of the Company, you will need to sign the Company's standard
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"Employee Invention Assignment and Confidentiality Agreement" as a condition of your employment. We wish to impress upon you that we do not want you to, and we hereby direct you not to, bring with you any confidential or proprietary material of any former employer or to violate any other obligations you may have to any former employer. During the period that you render services to the Company, you agree to not engage in any employment, business or activity that is in any way competitive with the business or proposed business of the Company. You will disclose to the Company in writing any other gainful employment, business or activity that you are currently associated with or participate in that competes with the Company. You will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company. You represent that your signing of this offer letter, agreement(s) concerning stock options granted to you, if any, under the Plan (as defined below) and the Company's Employee Invention Assignment and Confidentiality Agreement and your commencement of employment with the Company will not violate any agreement currently in place between yourself and current or past employers.

     7.   Options.  We will recommend to the Board of Directors of the Company
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that you be granted the opportunity to purchase up to three hundred and forty thousand (340,000) shares of Common Stock of the Company under our 1997 Stock Option Plan (the "Plan") at the fair market value of the Company's Common Stock, as determined by the Board of Directors on the date the Board approves such grant. The shares you will be given the opportunity to purchase will vest at the ate of:

     . Forty Thousand (40,000) at the end of your first month's employment with the Company.

     . Two and eight one-hundredths percent (2.08%), of the remaining three hundred thousand (300,000), each and every month thereafter so long as you remain employed by the Company.

However, the grant of such options by the Company is subject to the Board's approval and this promise to recommend such approval is not a promise of compensation and is not intended to create any obligation on the part of the Company. Further details on the Plan and any specific option grant to you will be provided upon approval of such grant by the Company's Board of Directors.

     8.   At Will Employment.  While we look forward to a long and profitable
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relationship, should you decide to accept our offer, you will be an at-will employee of the Company, which means the employment relationship can be terminated by either of us for any reason, at any time, with or without notice and with or without cause. Any statements or representations to the contrary (and, indeed, any statements contradicting any provision in this letter) should be regarded by you as ineffective. Further, your participation in any stock option or benefit program is not to be regarded as assuring you of continuing employment for any particular period of time.

     9.   Severance.  For involuntary termination without cause, your severance
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package will consist of six (6) months of base salary and general benefits, and additionally will include accelerated vesting for those stock options that would have vested within the next six (6) months.
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You will not be entitled to any additional compensation, other than payment for salary and bonus earned but unpaid, accrued but unused vacation and any vested stock options if your employment is terminated for cause or if you voluntarily resign from the Company.

     10.  Authorization to Work.  Please note that, should you work in the
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United States, and because of employer regulations adopted in the Immigration
Reform and Control Act of 1986, within three (3) business days of starting your new position you will need to present documentation demonstrating that you have authorization to work in the United States. If you have questions about this requirement, which applies to U.S. citizens and non-U.S. citizens alike, you may contact our personnel office.

     10.  Arbitration.  You and the Company agree to submit to mandatory and
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exclusive binding arbitration any controversy or claim arising out of, or relating to, this Agreement or any breach hereof or your employment relationship, provided, however, that the parties retain their right to, and
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shall not be prohibited, limited or in any other way restricted from, seeking or obtaining equitable relief from a court having jurisdiction over the parties. Such arbitration shall be conducted through the American Arbitration Association in the [State of California, Santa Clara County,] before a single arbitrator, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association in effect at that time, and judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

     11.  Acceptance.  This offer will remain open until October 3, 2000.  If
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you decide to accept our offer, and I hope you will, please sign the enclosed copy of this letter in the space indicated and return it to Gail Twiggs. This offer letter shall supercede any verbal commitment you may have received from any representative of Kintana. Also, please note that this offer is null and void if not signed and returned to Kintana by October 5, 2000. Your signature will acknowledge that you have read and understood and agreed to the terms and conditions of this offer letter and the attached documents, if any. Should you have anything else that you wish to discuss, please do not hesitate to call me.

     We look forward to the opportunity to welcome you to the Company.

Very truly yours,


Bryan E. Plug,

Chief Executive Officer

Attachments
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I have read and understood this offer letter and hereby acknowledge, accept and agree to the terms as set forth above and further acknowledge that no other commitments were made to me as part of my employment offer except as specifically set forth herein.

/s/ Michael Hallett                    Date signed:     November 13, 2000
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Michael Hallett

I plan to report to Kintana on December 11, 2000.
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